UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2025

KKR & Co. Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34820	88-1203639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Yards New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(212) 750-8300
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	KKR	New York Stock Exchange
4.625% Subordinated Notes due 2061 of KKR Group Finance Co. IX LLC	KKRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On January 14, 2025, a subsidiary of KKR & Co. Inc. (together with its subsidiaries, “KKR”) filed a complaint (the “KKR Complaint”) in the U.S. District Court for the District of Columbia against Doha Mekki in her official capacity as Acting Assistant Attorney General of the United States for the Antitrust Division, the United States Department of Justice (“Antitrust Division”), the Federal Trade Commission (“FTC”), and the United States of America (collectively, the “Defendants”) pertaining to the previously disclosed investigations conducted by the Antitrust Division with respect to the accuracy and completeness of certain filings made by KKR pursuant to the premerger notification requirements under the Hart‐Scott‐Rodino Act of 1976 (“HSR Act”) for certain transactions in 2021 and 2022. The KKR Complaint requests various forms of relief, including declaratory judgments that: (i) KKR did not violate the HSR Act; (ii) the Antitrust Division’s and FTC’s interpretations of the HSR Act are unconstitutionally vague; and (iii) the Antitrust Division seeks an excessive fine in violation of the U.S. Constitution.

On January 14, 2025, the Antitrust Division filed a civil antitrust complaint (the “DOJ Complaint”) in the U.S. District Court for the Southern District of New York against KKR and various KKR-sponsored investment entities (the “KKR Defendants”) alleging violations of the HSR Act. The DOJ Complaint requests various relief for the alleged violations of the HSR Act by the KKR Defendants, including civil penalties in an amount to be determined and various equitable relief, including disgorgement and enjoining future violations of the HSR Act. KKR intends to vigorously defend against the DOJ Complaint.

In connection with the KKR Complaint, KKR issued the following statement:

Earlier today, we filed a complaint challenging the abuse of power and unconstitutional application of the HSR Act by the Antitrust Division of the Department of Justice.

As background, we have been cooperating in good faith with the Antitrust Division for nearly three years regarding certain HSR filings made in 2021 and 2022. We are confident all our filings provided the government with the necessary information to fully assess each transaction. We reached an impasse due to our strong disagreement that some inadvertent, alleged paperwork errors were in any way an intentional attempt to circumvent antitrust review.

Over the course of our discussions, it became clear that the outgoing political leadership of the Antitrust Division was mischaracterizing our actions and overstepping its statutory authority. This is a classic case study of government agency overreach.

We took this action reluctantly. We and our founders have managed our firm for 50 years by choosing to do what is right over what is easy. It is our hope that an independent arbiter might facilitate a more fact-based—and less political—approach.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

The first two paragraphs under Item 7.01 above are hereby incorporated by reference into this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. INC.

Date: January 14, 2025	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Secretary